EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Phase Forward Incorporated Restricted Stock Unit Award Agreements, of our reports dated March 12, 2008, with respect to the consolidated financial statements of Phase Forward Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Phase Forward Incorporated, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 4, 2008